SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 2, 1996
                                          ------------


                               ENCON SYSTEMS, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

        1-11065                                         04-3069270
        -------                                         ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)


                 86 South Street, Hopkinton, Massachusetts 01748
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (508) 435-7700
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)







                                TABLE OF CONTENTS

                                    FORM 8-K

                                  July 2, 1996



Item                                                                        Page
- ----                                                                        ----

ITEM 5.           OTHER EVENTS                                                1

SIGNATURES                                                                    2

EXHIBITS                                                                    None

                                       -i-





ITEM 5.           OTHER EVENTS

         1. (a) On March 29, 1996, the borrowing availability pursuant to the Company's revolving note agreement with Public Service Conservation Resources Corporation ("PSCRC") was increased from $750,000 to $990,000 (the "Increased Note"). On July 1, 1996, the Company, PSCRC and Fleet Bank, N.A. ("Fleet") entered into an agreement in principle (the "PSCRC/Fleet Agreement"), pursuant to which the actual receivables due to the Company from PSCRC for products and services provided to customers of PSCRC under one of its energy conservation programs (the "PSCRC Receivables") were agreed to be $850,000 for purposes of the PSCRC/Fleet Agreement. A portion of the PSCRC Receivables was used to satisfy in full the remaining indebtedness outstanding under the Increased Note of $425,000.

         (b) Under the PSCRC/Fleet Agreement, which will not take effect unless a forebearance agreement between Fleet and the Company is agreed to and executed, the PSCRC Receivables are to be allocated and distributed as follows:
(a) $212,500 for Fleet to be applied to the Company's outstanding credit facilities with Fleet and to be released to Fleet in two equal installments on or about July 2 and July 15, 1996; (b) $425,000 for PSCRC to be applied to satisfy the Increased Note from the Company held by PSCRC, $212,500 of which is to be readvanced to the Company pursuant to a note to be agreed upon, and $70,000 of which is to be readvanced to the Company or returned to PSCRC, subject to the terms of an escrow arrangement; and (c) $212,500 for the Company as a cash payment of the PSCRC Receivables.

         (c) On June 28, 1996, the Company and Encon Systems Canada, Inc. ("Encon Canada") received notice from PSCRC demanding payment under a certain term note, dated December 21, 1994, in the face amount of $600,000 (the "1994 Term Note"), as a result of the occurrence of one or more events of default. As of June 28, 1996, approximately $528,000 was outstanding under the 1994 Term Note. Also on June 28, 1996, the Company received notice from PSCRC demanding payment under two unsecured loans, pursuant to which an aggregate of approximately $475,000 is presently outstanding.

         (d) In April 1996, Enera Inc. ("Enera") and Encon Canada, the Company's Canadian subsidiaries (the "Canadian Subsidiaries"), issued a demand term note to PSCRC in exchange for $175,000 (the "1996 Demand Note"). The 1996 Demand Note bears interest at 15% per annum. As of June 28, 1996, approximately $136,000 was outstanding under the 1996 Demand Note, and the Canadian Subsidiaries were in default under the terms of such note as a result of their defaults under other notes issued to PSCRC. To date, neither of the Company's Canadian Subsidiaries have received notice from PSCRC demanding payment of the 1996 Demand Note.

         In connection with the PSCRC/Fleet Agreement, PSCRC has agreed to forbear from any collection action against the Company or the Canadian Subsidiaries, or otherwise exercise its rights under currently outstanding indebtedness, so long as Fleet's forebearance is in effect.

         2. The Company is in default of its financial covenants pursuant to its credit facilities with Fleet. Fleet has notified the Company of its defaults and of Fleet's desire to be repaid by the Company and for the Company to establish an alternative source of financing to Fleet. As of March 31, 1996, the Company owed Fleet approximately $1,675,000 under a line of credit arrangement and $136,000 under a term loan arrangement (collectively, the "Fleet Loan"). On June 14, 1996, Fleet exercised a right of setoff against the Company's primary deposit account with Fleet in the amount of $100,000. On July 1, 1996, in connection with the PSCRC/Fleet Agreement, Fleet has indicated that it will agree to a forbearance period until July 31, 1996 (the "Forebearance Period"), subject to the execution of a forebearance agreement with the Company. Upon the expiration of the Forebearance Period and in the event that Fleet does not agree to an additional forebearance period, Fleet may, among other rights and remedies available to it, declare all amounts outstanding under the Fleet Loan due and immediately payable.

         3. As a result of the Company's relationship with the potential buyer of the Company's Canadian Subsidiaries (the "Buyer"), the Buyer provided funding to the Company pursuant to loans or other arrangements (collectively, the "Loans"). The discussions with the Buyer regarding the possible sale of the Company's Canadian Subsidiaries have been terminated. In addition, as a result of the termination of these discussions and because the Canadian operations have been an ongoing burden on the results of operations and cash flow of the Company, the Company is evaluating other strategic alternatives for its Canadian operations, including, but not limited to, the possible wind down of all of the Canadian operations.

         4. Canadian Imperial Bank of Commerce ("CIBC"), as of March 31, 1996, has loaned $1,359,000 to certain of the Company's Canadian Subsidiaries pursuant to certain loan arrangements (the "CIBC Loan"). The Company has guaranteed the CIBC Loan and it is currently in default of its financial covenants under the CIBC Loan. CIBC has demanded payment by the Company of the CIBC Loan pursuant to the Company's guarantee of the CIBC Loan. CIBC has also demanded payment by the Company's Canadian Subsidiaries either directly and/or pursuant to guarantees for the CIBC Loan. With respect to the Company's guarantee, CIBC has stated that it will take further action at any time as it deems necessary to receive payment of the CIBC Loan unless immediate payment or arrangements satisfactory to CIBC for such payment is made. As of June 26, 1996, no further action has been taken by CIBC in connection with the payment by the Company of the CIBC Loan, and the Company is negotiating with CIBC to forebear from any action against the Company in the United States.

         With respect to the Company's Canadian Subsidiaries, CIBC has stated that it will take further action at any time as it deems necessary to receive payment of the CIBC Loan unless immediate payment or arrangements satisfactory to CIBC for such payment is made. At the request of CIBC, the Company agreed to allow CIBC's consultant, A. Farber Associates ("Farber"), to investigate and monitor the Company's Canadian business, including but not limited to, reviewing the financial position and cash flow forecasts of the Canadian Subsidiaries. Farber reported its findings to CIBC regarding the Canadian Subsidiaries and generally recommended, among other things, that Enera be wound down and that Encon Canada be continued, at least temporarily, as an operating entity.

         On June 24, 1996, the Ontario Court (General Division) in Bankruptcy (the "Court") issued a Petition for Receiving Order (the "Petition") that was filed by CIBC. The Petition requested that Enera be adjudged a bankrupt and that a receiving order be made with respect to the property of Enera. CIBC indicated in the Petition that Farber is qualified and acceptable to CIBC to act as trustee with respect to Enera's receivership. The Company has consented to the Petition and the appointment of Farber as the trustee. On June 28, 1996, by order of the Court, Enera was adjudged bankrupt effective as of June 24, 1996 and a receiving order was made with respect to all of the assets and tangible and intangible property of Enera (collectively, the "Assets"). The trustee will be administering the Assets of Enera, subject to the rights of the secured creditors of Enera, who include but are not limited to, CIBC. The Company and CIBC are continuing to negotiate with respect to the balance of the Company's Canadian operations.

         5. On June 14, 1996, the Company announced that it engaged The Recovery Group, Inc. to assist the Company in restructuring its banking and other obligations. As part of its restructuring plans, the Company has appointed Robert Wexler as its interim Chief Executive Officer and President. Mr. Wexler is a principal of The Recovery Group, Inc. and is the former Senior Vice President of The Rockport Company. He was also President of The Rosewood Stone Group, a $100 million venture capital company. The Company also announced the resignation of Alan L. Freidman as the Company's Chief Executive Officer and Chairman of the Board and the resignation of Robin E. Read as the Company's President and as a Director. Mr. Freidman will continue as an employee of the Company concentrating on the Company's national sales accounts. Mr. Read is no longer employed by the Company.

         6. The Company issued certain promissory notes in the aggregate of approximately $469,000 in connection with the acquisition of Kemper Management Services, Inc. in November 1995 (the "Kemper Notes"). As of June 25, 1996, the Company had not made payments of approximately $22,000 in the aggregate that were due and payable under the terms of the Kemper Notes. At the option of the payee, a default may be deemed to exist if the Company fails to make any required payment for more than 15 days after written notice from the payee is given to the Company that such payment has become due and payable. To date, the Company has not received any such notice from any of the payees under the Kemper Notes.

                                    SIGNATURE



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             ENCON Systems, Inc.



                                                            By:/s/ Robert Wexler
                                                               -----------------
                                                               Robert Wexler
                                                               Interim Chief
                                                               Executive Officer
Date:  July 2, 1996